UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 31, 2018
ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (518) 745-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Promotion of Wise to COO. On January 31, 2018, the Board of Directors of Arrow Financial Corporation (the “Company”) appointed Andrew J. Wise, age 51, as Chief Operating Officer and Senior Vice President of the Company and Chief Operating Officer and Executive Vice President of the Company’s lead subsidiary bank, Glens Falls National Bank and Trust Company (“GFNB”), effective February 1, 2018. Mr. Wise joined GFNB in 2016 serving as its Senior Vice President of Administration until January 25, 2017 at which time Mr. Wise became Chief Administrative Officer of GFNB. Prior to that, he served as Executive Vice President and Chief Operating Officer of Adirondack Trust Company Financial Services, Inc. for twelve years. Mr. Wise holds a Bachelor of Science degree from Boston University’s School of Management and is a licensed New York State insurance broker.
There is no arrangement or understanding between Mr. Wise and any other person pursuant to which Mr. Wise was appointed as the Company’s Chief Operating Officer and Senior Vice President and GFNB’s Chief Operating Officer and Executive Vice President. There are no related party transactions between the Company and Mr. Wise, and there are no family relationships between Mr. Wise and any of the directors or officers of the Company.
In connection with his appointment, effective February 1, 2018, Mr. Wise has entered into a two-year employment agreement with the Company. The following summary of Mr. Wise’s new employment agreement is qualified in its entirety by reference to the full and complete terms of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.
Under the agreement, Mr. Wise will receive an annual base salary of $190,000. During the term of the agreement, his annual base salary may be increased but may not be decreased. In addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), Mr. Wise is also eligible to participate in certain other benefit and compensation plans available to key employees, including the annual incentive (bonus) plan and the long-term equity incentive plan.
The employment agreement also provides that if, during the term of the agreement, the Company terminates Mr. Wise’s employment, other than for cause (as defined), or if he terminates his own employment for good reason (as defined), he will receive a lump-sum payment equal to the greater of (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary.
Also, under the agreement, if during the term of the agreement there is a change of control (as defined) of the Company and within 12 months after such change of control, (a) the Company terminates Mr. Wise’s employment other than for cause, or (b) Mr. Wise terminates his own employment for good reason (as defined), he will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to approximately two times the sum of Mr. Wise’s (a) one year’s base salary and (b) target bonus under the Company’s annual incentive (bonus) plan for the relevant year, subject to downward adjustment to reflect the value of any other change of control payments or benefits he might receive following such change of control. Additionally, Mr. Wise shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage he held on such date, subject to employee cost sharing. However, under no circumstances will Mr. Wise receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.
The employment agreement contains a non-competition provision that is triggered upon termination of the executive’s employment with the Company and/or GFNB, as applicable.
The employment agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and/or the Board of Directors of GFNB, as applicable, will consider and vote upon a proposal to replace the existing agreement with a new two-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.
New Employment Agreement for CEO Murphy.  Effective February 1, 2018, Arrow Financial Corporation (the “Company”) executed a new three-year employment agreement with Thomas J. Murphy, President and Chief Executive Officer of the Company and President and Chief Executive Officer of GFNB.  The new agreement replaced a similar three-year employment agreement entered into by the Company with Mr. Murphy in early 2017. The following summary of Mr. Murphy’s new employment agreement is qualified in its entirety by reference to the full and complete terms of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and which is incorporated herein by reference.
Under the new agreement, Mr. Murphy’s annual base salary will be $490,000, an increase of $50,000 from his previous annual base salary. During the term of the agreement, Mr. Murphy’s annual base salary may be increased but may not be decreased. Under the new agreement, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), Mr. Murphy is also eligible to participate in certain other compensation and benefit plans available to key employees, including the annual incentive (bonus) plan, the long-term equity incentive plan, and the “makeup” benefit under the Arrow Financial Corporation Select Executive Retirement Plan, as Amended and Restated Effective as of January 1, 2005 For Benefits Accrued or Vested After December 31, 2004, and amended from time to time thereafter (the "SERP") plan.
The agreement provides that if, during the term of the agreement, the Company and/or GFNB terminates Mr. Murphy’s employment, other than for cause (as defined), or the executive terminates his own employment with the Company and/or GFNB, for good reason (as defined), he will receive a lump-sum payment equal to (a) the dollar amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
Also under the agreement, if during the term of the agreement there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or GFNB terminates the employment of Mr. Murphy, other than for cause, or (b) Mr. Murphy terminates his own employment with the Company and/or GFNB, for good reason, he will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to three times the sum of Mr. Murphy’s (a) one year’s base salary and (b) target bonus under the Company’s annual incentive (bonus) plan for the relevant year, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, he shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage held by him on such date, subject to employee cost sharing. However, under no circumstances will he receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.

The agreement contains a non-competition provision that is triggered upon termination of Mr. Murphy’s employment with the Company and/or GFNB.
The agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and the Board of Directors of GFNB will consider and vote upon a proposal to replace Mr. Murphy’s existing agreement with a new three-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.
Additional Compensatory Benefits for CEO Murphy.
Enhanced Pension/SERP “Make-Up” Feature Benefits On January 31, 2018, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an increase in the pay based credits on Mr. Murphy’s eligible compensation from 12% to 30% under the Arrow Financial Corporation Employees’ Pension Plan and Trust, originally effective January 1, 1960, most recently amended and restated January 1, 2012, as further amended. The present value of this additional benefit is estimated to be $256,000.
The increase in the pay based credit on Mr. Murphy’s eligible compensation as noted above, also enhances the “makeup” benefit provided to Mr. Murphy under the SERP. The make-up feature of the SERP is designed to provide a participating executive with enhanced installment payments post-retirement that, combined with the qualified retirement plan benefit payments, give the executive the overall level of retirement payments he would have received under the qualified retirement plan alone but for various limitations on qualified retirement plan benefits under the Internal Revenue Code. The present value of the benefit to Mr. Murphy resulting from the change in the pay based credit on Mr. Murphy’s eligible compensation from 12% to 30% under the “makeup” feature of the SERP is estimated to be $357,000.
Special SERP Award On January 31, 2018, the Committee approved a supplemental executive retirement plan benefit for Mr. Murphy under the SERP in the form of an annuity payable at a normal retirement age of 65 that is equal to 40% of his compensation, unlimited by the Internal Revenue Code Section 401(a)(17), averaged over the 60 consecutive calendar months which produce the highest average during the last 120 consecutive calendar months of Mr. Murphy’s employment, offset by his Social Security retirement benefits that would be payable at age 65 and further offset by the actuarial value of other qualified and non-qualified plan benefits derived from contributions made by the Company, including the enhanced benefits described above. The present value of this additional benefit is approximately $878,000.
RSU Award for CEO Murphy. On January 31, 2018, the Committee approved the grant of a special restricted stock unit award to Mr. Murphy (the “Special RSU Award”) designed to further align his interests with the Company’s shareholders and provide him with a competitive retirement benefit. The Special RSU Award, issued under the Arrow Financial Corporation 2013 Long Term Incentive Plan, consists of 3,279 restricted stock units (“RSUs”) having a grant date value of $110,000 (i.e., 25% of Mr. Murphy’s base salary on December 31, 2017). Each RSU represents the right to receive one share of the Company’s common stock upon vesting, with a mandatory deferred settlement feature described below. 100% of the Special RSU Award vests on January 31, 2021, subject to exception for special termination events described below. The issuance of the shares represented by the RSUs will be deferred until Mr. Murphy’s “retirement” (i.e., reaching the age of 55 with ten years of service or combined age and service of 65 (as determined under the qualified retirement plan) and then distributed over a ten year period in equal installments beginning on the first anniversary of Mr. Murphy’s date of retirement. At the time the Board declares a cash dividend on its outstanding shares of common stock, Mr. Murphy will also be credited with dividend equivalents equal to the amount of dividends that he would otherwise have been entitled to receive had the RSUs been fully settled and the shares acquired held by Mr. Murphy as of the record date established for such dividend; provided, that such dividend equivalent will accrue in a notional account and will be distributed to Mr. Murphy in cash on the same date the associated RSUs settle. The dividend equivalents are subject to the same vesting and forfeiture restrictions as the RSUs to which they are attributable.

In the event of Mr. Murphy’s death or disability, all shares issuable under the Special RSU Award shall vest, if unvested, and all vested shares shall be distributed. Also, if during the term of the Special RSU Award, there is a change of control of the Company and, within 12 months after such change of control, (a) the Company terminates the employment of Mr. Murphy, other than for cause (as defined), or (b) Mr. Murphy terminates his own employment with the Company for good reason (as defined), all shares issuable under the Special RSU Award shall vest, if unvested, and all vested shares shall be distributed. In the event Mr. Murphy is terminated for cause (as defined), all unvested RSUs would be forfeited.
The above summary of Mr. Murphy’s Special RSU Award is qualified in its entirety by reference to the full and complete terms of the award agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and which is incorporated herein by reference.
New Employment Agreements for SVPs Campanella, DeMarco, and Kaiser.  Effective February 1, 2018, the Company executed new two-year employment agreements with each of (i) Edward J. Campanella, the Company’s Senior Vice President, Treasurer, and Chief Financial Officer and GFNB’s Executive Vice President and Chief Financial Officer, (ii) David S. DeMarco, pursuant to the new employment agreement, the Company’s Senior Vice President and Chief Banking Officer, Executive Vice President and Chief Banking Officer of GFNB and President and Chief Executive Officer of Saratoga National Bank and Trust Company, the Company’s other banking subsidiary (“SNB”), and (iii) David D. Kaiser, a Company Senior Vice President and the Chief Credit Officer of GFNB. The new agreements replaced similar employment agreements previously entered into by the Company with Mr. Campanella in August 2017 and with Messrs. DeMarco and Kaiser in early 2017, although Mr. DeMarco’s new employment agreement includes a position at GFNB along with positions at the Company and SNB. The following summary of the executives’ new employment agreements is qualified in its entirety by reference to the full and complete terms of the agreements, which are attached as Exhibits 10.4, 10.5, and 10.6 to this Current Report on Form 8-K, and which are incorporated herein by reference.
Under the new agreements, Mr. Campanella’s annual base salary will be $235,000, an increase of $10,000 from his previous annual base salary, Mr. DeMarco’s annual base salary will be $290,000, an increase of $25,000 from his previous annual base salary, and Mr. Kaiser’s annual base salary will be $235,000, an increase of $10,000 from his previous annual base salary. During the term of the agreements, the executives’ annual base salaries may be increased but may not be decreased. Under the new agreements, each executive, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), is also eligible to participate in certain other benefit and compensation plans available to key employees, including the annual incentive (bonus) plan and the long-term equity incentive plan.
Each agreement provides that if, during the term of the agreement, the Company and/or GFNB or SNB, as applicable, terminates the employment of the executive, other than for cause (as defined), or he terminates his own employment with the Company and/or GFNB or SNB, as applicable, for good reason (as defined), he will receive a lump-sum payment equal to (a)

the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
Also, under each agreement, if during the term of the agreement there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or GFNB or SNB, as the case may be, terminates the employment of the executive, other than for cause, or (b) the executive terminates his own employment with the Company and/or GFNB or SNB, as the case may be, for good reason, he will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to approximately two times the sum of the executive’s (a) one year’s base salary and (b) target bonus under the Company’s annual incentive (bonus) plan for the relevant year, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, the executive shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage held by him on such date, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.
Each agreement contains a non-competition provision that is triggered upon termination of the executive’s employment with the Company and/or GFNB or SNB, as applicable.
Each agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and/or the Board of Directors of GFNB or SNB, as applicable, will consider and vote upon a proposal to replace the existing agreement with a new two-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.
A copy of the Company’s press release announcing the expansion of the executive leadership team which includes the appointments of Mr. Wise and Mr. DeMarco is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits

Exhibits:

Ex No.    Description

10.1    Employment Agreement between the Company and Andrew J. Wise effective February 1, 2018
10.2    Employment Agreement between the Company and Thomas J. Murphy effective February 1, 2018
10.3    Restricted Stock Unit Award Agreement between the Company and Thomas J. Murphy dated January 31, 2018
10.4    Employment Agreement between the Company and Edward J. Campanella effective February 1, 2018
10.5    Employment Agreement between the Company and David S. DeMarco effective February 1, 2018
10.6    Employment Agreement between the Company and David D. Kaiser effective February 1, 2018
99.1    Arrow Financial Corporation Press Release dated February 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated: February 6, 2018                By:     /s/ Edward J. Campanella

Edward J. Campanella, Senior Vice President, Treasurer and Chief Financial Officer